UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 6, 2010

American Realty Capital Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland
 (State or Other Jurisdiction of Incorporation)

333-145949	71-1036989
(Commission File Number)	(IRS Employer Identification No.)

106 Old York Road Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

(215) 887-2189 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition of Assets

On August 6, 2010, American Realty Capital Trust, Inc. (the “Company”) executed a purchase and sale agreement with the California State Automobile Association (the “CSAA”) to acquire a portfolio of 11 free standing, fee simple properties (the “CSAA Portfolio”).

The CSAA Portfolio consists of the following properties:  (i) five properties for Walgreens Co. (“Walgreens”); (ii) two properties for Fifth Third Bank (“Fifth Third”); (iii) two properties for Chase Bank; (iv) one property for CVS Pharmacy (“CVS”); and (v) one property for Home Depot USA, Inc.

As of the date of this Current Report on Form 8-K, the Company has closed the acquisitions of eight of the eleven properties in the CSAA Portfolio. The aggregate purchase price for the eight properties was approximately $38.5 million. The Company funded the acquisitions of the properties with net proceeds received from the sale of its common stock. As of August 11, 2010, we had raised approximately $299,177,033 total gross proceeds in connection with our initial public offering. A description of the acquired properties is set forth below.

Walgreens Portfolio

On August 6, 2010, the Company acquired five build-to-suit, freestanding, fee-simple pharmacies for Walgreens located in Austin, Texas, Chelsea, Alabama, Joliet, Illinois, Marysville, Ohio and Upper Arlington, Ohio from CSAA for a purchase price of approximatley $27.4 million.  The properties contain 84,609 square feet of gross leaseable area.  The Company previously purchased three Walgreens pharmacies located in Byram, Mississippi, LeRoy, New York and Sealey, Texas.

The original lease terms at commencement were 25 years with an average of 22.5 years currently remaining.  The leases do not contain rental escalations during the primary term, consistent with all newer Walgreen leases.  The leases are triple net whereby Walgreens is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.  The average annual base rent for the initial term is approximately $2.0 million.

Walgreen Co. (NYSE: WAG) operates a chain of drugstores in the United States. The drugstores sell prescription and non-prescription drugs, and general merchandise. Its general merchandise comprises household items, personal care, convenience foods, beauty care, photofinishing, candy, and seasonal items. The company provides its services through drugstore counters, as well as through mail, telephone, and the Internet. As of August 31, 2009, Walgreen operated 7,496 locations comprising 6,997 drugstores, 377 worksite facilities, 105 home care facilities, 15 specialty pharmacies, and 2 mail service facilities in 50 states, the District of Columbia, Puerto Rico, and Guam. It also owned 33 strip shopping malls. The company was founded in 1901 and is based in Deerfield, Illinois

Fifth Third Bank Portfolio

On August 6, 2010, the Company acquired two build-to-suit, free standing, fee simple bank branches for Fifth Third located in Montgomery, Illinois and Schaumburg, Illinois for a purchase price of approximately $6.2 million.  The properties contain 8,252 square feet of gross leaseable area.

The original lease terms at commencement were 20 years with an average of 17.6 years currently remaining.  The leases contain rent escalations of 10% every five years.  The leases are triple net whereby Fifth Third is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.  The average annual base rent for the initial term is approximately $0.5 million.

Fifth Third Bank is a U.S. regional banking corporation, headquartered in Cincinnati, Ohio and is the principal subsidiary of holding company Fifth Third Bancorp (NASDAQ: FITB).  Fifth Third Bancorp operates as a diversified financial services holding company. The company engages in five main lending and banking practices: branch banking; consumer lending; commercial banking and investment advisor services.  As of December 31, 2009, the company operated 1,309 full-service banking centers, including 103 Bank Mart locations and 2,358 Jeanie ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, North Carolina, West Virginia, Pennsylvania, Missouri, and Georgia. The company was founded in 1862 and is headquartered in Cincinnati, Ohio.

CVS Pharmacy

On August 6, 2010, the Company acquired a build-to-suit, free standing, fee simple retail store for CVS located in Decatur, Georgia for a purchase price of approximately $5.0 million.  The property contains 13,137 square feet of gross leaseable area.    This acquisition increases the size of the Company’s existing portfolio of CVS retail stores from 25 to 26.

The original lease term at commencement was 25 years with 22.5 years currently remaining.  The lease does not contain rent escalations.  The lease is triple net whereby CVS is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.  The average annual base rent for the initial term is approximately $0.4 million.

CVS Caremark Corporation (NYSE: CVS) operates as a pharmacy services company in the United States. The company operates in two segments: pharmacy services and retail pharmacy.  The pharmacy service segment provides a range of prescription benefit management services, including mail order pharmacy services, specialty pharmacy services, plan design and administration, formulary management, and claims processing.  As of December 31, 2009, the pharmacy service segment operated 49 retail specialty pharmacy stores, 18 specialty mail order pharmacies, and 6 mail service pharmacies located in 25 states, Puerto Rico, and the District of Columbia.  The retail pharmacy segment sells prescription drugs, over-the-counter drugs, beauty products and cosmetics, photo finishing, seasonal merchandise, greeting cards, and convenience foods through its pharmacy retail stores and online.  As of December 31, 2009, this segment operated 7,025 retail drugstores located in 41 states and the District of Columbia; and 569 retail health care clinics in 25 states.  CVS Caremark Corporation was founded in 1892 and is based in Woonsocket, Rhode Island.

Item 8.01  Other Events

On August 5, 2010, the Company filed a registration statement with the U.S. Securities Exchange Commission to register $325 million of common stock for the follow on offering to its initial public offering. The Company commenced its initial public offering of $1.5 billion of common stock in January 2008. The initial public offering was originally set to expire on January 25, 2011, three years after its effective date.   However, as permitted by Rule 415 of the Securities Act, the Company will now continue its initial public offering until the earlier of July 24, 2011, or the date that the SEC declares the registration statement for the follow on offering effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: August 12, 2010	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors